Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Second Quarter 2019 Results
and Increases Regular Quarterly Dividend on Common Stock

Financial and Business Highlights

•	Cogent approves a $0.02 increase per share to its regular quarterly dividend to $0.62 per share for Q3 2019 from $0.60 per share for Q2 2019 - the twenty-eighth consecutive quarterly dividend increase.

o	The Q3 2019 $0.62 dividend per share represents an annual increase of 14.8% from the dividend per share of $0.54 for Q3 2018.

•	Cogent Group issued 135.0 million Euros ($153.7 million) of senior unsecured notes in June 2019. The notes accrue interest at 4.375% and mature on June 30, 2024.

•	Service revenue, on a constant currency basis, increased by 0.7% from Q1 2019 to Q2 2019 and increased from Q2 2018 to Q2 2019 by 5.4%.

o	Service revenue increased by 0.5% from Q1 2019 to Q2 2019 and increased from Q2 2018 to Q2 2019 by 4.2%.

•	GAAP gross profit increased by 10.4% from Q2 2018 to $60.4 million for Q2 2019 and non-GAAP gross profit increased by 7.3% from Q2 2018 to $80.6 million for Q2 2019

o	GAAP gross margin increased by 250 basis points from Q2 2018 to Q2 2019 to 44.8% and non-GAAP gross margin increased by 170 basis points from Q2 2018 to Q2 2019 to 59.8%.

•	Cash flow from operations increased by 29.9% from Q2 2018 to $40.6 million for Q2 2019 and increased by 41.9% from Q1 2019.

[WASHINGTON, D.C. August 8, 2019] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) today announced service revenue of $134.8 million for the three months ended June 30, 2019, an increase of 4.2% from the three months ended June 30, 2018 and an increase of 0.5% from the three months ended March 31, 2019. Foreign exchange negatively impacted service revenue growth from the three months ended March 31, 2019 to the three months ended June 30, 2019 by $0.3 million and negatively impacted service revenue growth from the three months ended June 30, 2018 to the three months ended June 30, 2019 by $1.5 million. On a constant currency basis, service revenue grew by 0.7% from the three months ended March 31, 2019 to the three months ended June 30, 2019 and grew by 5.4% from the three months ended June 30, 2018 to the three months ended June 30, 2019.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $97.5 million for the three months ended June 30, 2019; an increase of 0.3% from the three months ended March 31, 2019 and an increase of 4.8% over the three months ended June 30, 2018.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $37.2 million for the three months ended June 30, 2019; an increase of 0.9% over the three months ended March 31, 2019 and an increase of 3.0% over the three months ended June 30, 2018.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 10.4% from the three months ended June 30, 2018 to $60.4 million for the three months ended June 30, 2019 and increased by 1.1% from the three months ended March 31, 2019. GAAP gross margin was 44.8% for the three months ended June 30, 2019, 42.3% for the three months ended June 30, 2018 and 44.5% for the three months ended March 31, 2019. Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $3.2 million for the three months ended June 30, 2019, $3.4 million for the three months ended March 31, 2019 and $3.1 million for the three months ended June 30, 2018.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 7.3% from the three months ended June 30, 2018 to $80.6 million for the three months ended June 30, 2019 and increased by 0.6% from the three months ended March 31, 2019. Non-GAAP gross profit margin was 59.8% for the three months ended June 30, 2019, 58.1% for the three months ended June 30, 2018 and 59.8% for the three months ended March 31, 2019.

Cash flow from operating activities increased by 29.9% from the three months ended June 30, 2018 to $40.6 million for the three months ended June 30, 2019 and increased by 41.9% from the three months ended March 31, 2019.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 2.6% from the three months ended June 30, 2018 to $47.1 million for the three months ended June 30, 2019 and decreased by 1.0% from the three months ended March 31, 2019. EBITDA margin was 34.9% for the three months ended June 30, 2019, 35.5% for the three months ended June 30, 2018 and 35.5% for the three months ended March 31, 2019.

EBITDA, as adjusted, increased by 2.2% from the three months ended June 30, 2018 to $47.3 million for the three months ended June 30, 2019 and decreased by 1.7% from the three months ended March 31, 2019. EBITDA, as adjusted, margin was 35.1% for the three months ended June 30, 2019, 35.8% for the three months ended June 30, 2018 and 35.9% for the three months ended March 31, 2019.

Basic net income per share was $0.16 for the three months ended June 30, 2019, $0.15 for the three months ended June 30, 2018 and $0.20 for the three months ended March 31, 2019.

Total customer connections increased by 10.3% from June 30, 2018 to 84,054 as of June 30, 2019 and increased by 1.9% from March 31, 2019. On-net customer connections increased by 10.7% from June 30, 2018 to 72,415 as of June 30, 2019 and increased by 1.9% from March 31, 2019. Off-net customer connections increased by 8.0% from June 30, 2018 to 11,321 as of June 30, 2019 and increased by 1.6% from March 31, 2019.

The number of on-net buildings increased by 138 on-net buildings from June 30, 2018 to 2,737 on-net buildings as of June 30, 2019 and increased by 31 on-net buildings from March 31, 2019.

Quarterly Dividend Increase Approved

On August 7, 2019, Cogent’s board approved a regular quarterly dividend of $0.62 per common share payable on September 9, 2019 to shareholders of record on August 23, 2019. This third quarter 2019 regular dividend represents a 3.3% increase of $0.02 per share from the second quarter 2019 regular dividend of $0.60 per share and an annual increase of 14.8% from the Q3 2018 dividend of $0.54 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of Cogent’s board of directors and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indenture agreements and other factors deemed relevant by Cogent’s board of directors.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on August 8, 2019 to discuss Cogent’s operating results for the second quarter of 2019 and to discuss Cogent’s expectations for full year 2019. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in over 200 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

# # #

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

Metric ($ in 000’s, except share and per share data) – unaudited	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
On-Net revenue	$92,387	$93,026	$93,790	$95,351	$97,183	$97,472
% Change from previous Qtr.	3.4%	0.7%	0.8%	1.7%	1.9%	0.3%
Off-Net revenue	$36,144	$36,107	$36,202	$36,551	$36,843	$37,191
% Change from previous Qtr.	1.4%	-0.1%	0.3%	1.0%	0.8%	0.9%
Non-Core revenue (1)	$175	$163	$147	$147	$111	$126
% Change from previous Qtr.	-7.9%	-6.9%	-9.8%	-%	-24.5%	13.5%
Service revenue – total	$128,706	$129,296	$130,139	$132,049	$134,137	$134,789
% Change from previous Qtr.	2.8%	0.5%	0.7%	1.5%	1.6%	0.5%
Constant currency total revenue quarterly growth rate – sequential quarters (6)	2.0%	1.1%	1.1%	1.8%	1.7%	0.7%
Constant currency total revenue quarterly growth rate – year over year quarters (6)	7.0%	6.3%	6.2%	6.2%	5.8%	5.4%
Network operations expenses (2)	$54,686	$54,147	$54,365	$55,436	$53,970	$54,181
% Change from previous Qtr.	1.8%	-1.0%	0.4%	2.0%	-2.6%	0.4%
GAAP gross profit (3)	$54,043	$54,701	$55,248	$55,437	$59,724	$60,403
% Change from previous Qtr.	4.0%	1.2%	1.0%	0.3%	7.7%	1.1%
GAAP gross margin (3)	42.0%	42.3%	42.5%	42.0%	44.5%	44.8%
Non-GAAP gross profit (4) (6)	$74,020	$75,149	$75,774	$76,613	$80,167	$80,608
% Change from previous Qtr.	3.6%	1.5%	0.8%	1.1%	4.6%	0.6%
Non-GAAP gross margin (4) (6)	57.5%	58.1%	58.2%	58.0%	59.8%	59.8%
Selling, general and administrative expenses (5)	$29,928	$29,241	$28,838	$29,034	$32,568	$33,503
% Change from previous Qtr.	6.0%	-2.3%	-1.4%	0.7%	12.2%	2.9%
Depreciation and amortization expense	$19,788	$20,216	$20,276	$20,952	$20,263	$19,979
% Change from previous Qtr.	2.3%	2.2%	0.3%	3.3%	-3.3%	-1.4%
Equity-based compensation expense	$3,784	$4,695	$4,821	$4,408	$3,434	$5,289
% Change from previous Qtr.	2.7%	24.1%	2.7%	-8.6%	-22.1%	54.0%
Operating income	$20,637	$21,354	$22,255	$22,311	$24,400	$22,022
% Change from previous Qtr.	0.5%	3.5%	4.2%	0.3%	9.4%	-9.7%
Interest expense	$12,408	$12,373	$12,767	$13,508	$13,456	$13,595
% Change from previous Qtr.	1.5%	-0.3%	3.2%	5.8%	-0.4%	1.0%
Net income	$6,784	$6,552	$8,231	$7,100	$9,217	$7,136
Basic net income per common share	$0.15	$0.15	$0.18	$0.16	$0.20	$0.16
Diluted net income per common share	$0.15	$0.14	$0.18	$0.16	$0.20	$0.16
Weighted average common shares – basic	44,923,973	45,016,767	45,105,830	45,284,481	45,223,157	45,354,327
% Change from previous Qtr.	0.2%	0.2%	0.2%	0.4%	-0.1%	0.3%
Weighted average common shares – diluted	45,294,697	45,536,473	45,699,635	45,803,418	45,644,236	45,912,291
% Change from previous Qtr.	1.0%	0.5%	0.4%	0.2%	-0.3%	0.6%
EBITDA (6)	$44,092	$45,908	$46,936	$47,579	$47,561	$47,105
% Change from previous Qtr.	2.0%	4.1%	2.2%	1.4%	-%	-1.0%
EBITDA margin	34.3%	35.5%	36.1%	36.0%	35.5%	34.9%
Gains on asset related transactions	$117	$357	$416	$92	$536	$185
EBITDA, as adjusted (6)	$44,209	$46,265	$47,352	$47,671	$48,097	$47,290
% Change from previous Qtr.	1.5%	4.7%	2.3%	0.7%	0.9%	-1.7%
EBITDA, as adjusted, margin	34.3%	35.8%	36.4%	36.1%	35.9%	35.1%
Fees – net neutrality	$14	$39	$108	$16	$-	$-
Net cash provided by operating activities	$30,179	$31,271	$31,745	$40,726	$28,637	$40,632
% Change from previous Qtr.	-3.8%	3.6%	1.5%	28.3%	-29.7%	41.9%
Capital expenditures	$14,905	$11,988	$12,107	$10,937	$13,288	$11,720
% Change from previous Qtr.	40.4%	-19.6%	1.0%	-9.7%	21.5%	-11.8%
Principal payments on capital (finance) leases	$2,304	$3,755	$2,099	$2,128	$3,030	$1,976
% Change from previous Qtr.	25.7%	63.0%	-44.1%	1.4%	42.4%	-34.8%
Dividends paid	$22,819	$23,788	$24,764	$26,516	$26,565	$27,741
Purchases of common stock	$-	$-	$-	$6,564	$-	$-
Gross Leverage Ratio	4.33	4.22	4.46	4.36	4.28	5.08
Net Leverage Ratio	2.94	2.93	2.89	2.87	2.92	2.93
Customer Connections – end of period
On-Net	63,366	65,407	67,370	68,770	71,066	72,415
% Change from previous Qtr.	3.3%	3.2%	3.0%	2.1%	3.3%	1.9%
Off-Net	10,241	10,480	10,698	10,974	11,138	11,321
% Change from previous Qtr.	2.9%	2.3%	2.1%	2.6%	1.5%	1.6%
Non-Core (1)	307	306	307	362	318	318
% Change from previous Qtr.	-5.8%	-0.3%	0.3%	17.9%	-12.2%	-%
Total customer connections	73,194	76,193	78,375	80,106	82,522	84,054
% Change from previous Qtr.	3.2%	3.1%	2.9%	2.2%	3.0%	1.9%
On-Net Buildings – end of period
Multi-Tenant office buildings	1,672	1,710	1,720	1,735	1,746	1,751
Carrier neutral data center buildings	816	837	863	889	908	933
Cogent data centers	53	52	52	52	52	53
Total on-net buildings	2,541	2,599	2,635	2,676	2,706	2,737
Square feet – multi-tenant office buildings – on-net	911,283,287	927,410,239	934,535,144	944,232,756	949,486,923	951,031,709
Network – end of period
Intercity route miles	57,403	57,403	57,403	57,426	57,426	57,426
Metro fiber miles	31,850	31,953	32,579	32,946	33,664	34,163
Connected networks – AS’s	6,247	6,363	6,510	6,588	6,668	6,762
Headcount – end of period
Sales force – quota bearing	432	438	453	487	501	519
Sales force - total	555	566	583	619	639	656
Total employees	908	917	938	974	997	1,026
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	5.7	5.7	5.8	5.7	5.1	4.9
FTE – sales reps	427	413	418	436	464	478

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)	Network operations expense excludes equity-based compensation expense of $189, $232, $250, $224, $180 and $226 in the three month periods ended March 31, 2018 through June 30, 2019, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees of $3,157, $3,108, $3,010 and $3,234, $3,391 in the three and $3,191 ended March 31, 2018 through June 30, 2019, respectively.

(3)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(4)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross profit margin are relevant metrics to provide investors, as they are metrics that management uses to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(5)	Excludes equity-based compensation expense of $3,595, $4,463, $4,571, $4,184, $3,254 and $5,063 in the three month periods ended March 31, 2018 through June 30, 2019, respectively.

(6)	See schedule of non-GAAP metrics below for definitions and reconciliations to GAAP measures below.

Schedules of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows from operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions.

The Company believes that EBITDA, and EBITDA, as adjusted, are useful measures of its ability to service debt, fund capital expenditures and expand its business. EBITDA, and EBITDA, as adjusted are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, and EBITDA, as adjusted are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these metrics are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these metrics may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019

Net cash flows provided by operating activities	$30,179	$31,271	$31,745	$40,726	$28,637	$40,632
Changes in operating assets and liabilities	2,919	2,408	4,254	(4,361)	6,727	(5,729)
Cash interest expense and income tax expense	10,994	12,229	10,937	11,214	12,197	12,202
EBITDA	$44,092	$45,908	$46,936	$47,579	$47,561	$47,105
PLUS: Gains on asset related transactions	117	357	416	92	536	185
EBITDA, as adjusted	$44,209	$46,265	$47,352	$47,671	$48,097	$47,290
EBITDA margin	34.3%	35.5%	36.1%	36.0%	35.5%	34.9%
EBITDA, as adjusted, margin	34.3%	35.8%	36.4%	36.1%	35.9%	35.1%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
Service revenue, as reported – current period	$128,706	$129,296	$130,139	$132,049	$134,137	$134,789
Impact of foreign currencies on service revenue	(981)	802	613	465	135	260
Service revenue - as adjusted for currency impact (1)	$127,725	$130,098	$130,752	$132,514	$134,272	$135,049
Service revenue, as reported – prior sequential period	$125,226	$128,706	$129,296	$130,139	$132,049	$134,137
Constant currency increase	$2,499	$1,392	$1,456	$2,375	$2,223	$912
Constant currency percent increase	2.0%	1.1%	1.1%	1.8%	1.7%	0.7%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
Service revenue, as reported – current period	$128,706	$129,296	$130,139	$132,049	$134,137	$134,789
Impact of foreign currencies on service revenue	(3,280)	(1,937)	445	896	2,078	1,505
Service revenue - as adjusted for currency impact (2)	$125,426	$127,359	$130,584	$132,945	$136,215	$136,294
Service revenue, as reported – prior year period	$117,203	$119,777	$122,969	$125,226	$128,706	$129,296
Constant currency increase	$8,223	$7,582	$7,615	$7,719	$7,509	$6,998
Percent increase	7.0%	6.3%	6.2%	6.2%	5.8%	5.4%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
Service revenue total	$128,706	$129,296	$130,139	$132,049	$134,137	$134,789
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	74,663	74,595	74,891	76,612	74,413	74,386
GAAP Gross Profit (1)	$54,043	$54,701	$55,248	$55,437	$59,724	$60,403
Plus - Equity-based compensation – network operations expense	189	232	250	224	180	226
Plus – Depreciation and amortization expense	19,788	20,216	20,276	20,952	20,263	19,979
Non-GAAP Gross Profit (2)	$74,020	$75,149	$75,774	$76,613	$80,167	$80,608
GAAP Gross Margin (1)	42.0%	42.3%	42.5%	42.0%	44.5%	44.8%
Non-GAAP Gross Margin (2)	57.5%	58.1%	58.2%	58.0%	59.8%	59.8%

(1)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant metrics to provide to investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted. Cogent’s gross leverage ratio and net leverage ratio are shown below.

($ in 000’s) – unaudited	As of March 31, 2019	As of June 30, 2019
Cash and cash equivalents	$259,138	$409,279
Debt
Capital (finance) leases – current portion	7,293	7,700
Capital (finance) leases – long term	157,541	160,487
Senior unsecured notes	189,225	189,225
Senior secured notes	445,000	445,000
Senior unsecured Euro notes	-	153,508
Note payable	12,286	11,948
Total debt	811,345	967,868
Total net debt	552,207	558,589
Trailing 12 months EBITDA, as adjusted	189,385	190,410
Gross leverage ratio	4.28	5.08
Net leverage ratio	2.92	2.93

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2019 AND DECEMBER 31, 2018

(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$409,279	$276,093
Accounts receivable, net of allowance for doubtful accounts of $1,782 and $1,263, respectively	40,684	41,709
Prepaid expenses and other current assets	36,030	32,535
Total current assets	485,993	350,337
Property and equipment, net	375,936	375,325
Right-of-use leased assets	72,255	—
Deferred tax assets	—	2,733
Deposits and other assets	14,881	11,455
Total assets	$949,065	$739,850

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,570	$8,519
Accrued and other current liabilities	51,615	51,431
Installment payment agreement, current portion, net of discount of $396 and $395, respectively	8,693	8,283
Current maturities, operating lease liabilities	10,639	—
Current maturities, finance lease obligations	7,700	7,074
Total current liabilities	90,217	75,307
Senior secured 2022 notes, net of unamortized debt costs of $2,301 and $2,695, respectively and including premium of $1,197 and $1,405, respectively	443,896	443,710
Senior unsecured 2024 Euro notes, net of unamortized debt costs of $1,550	151,957	—
Senior unsecured 2021 notes, net of unamortized debt costs of $1,171 and $1,476, respectively	188,054	187,749
Operating lease liabilities, net of current maturities	83,456	—
Finance lease obligations, net of current maturities	160,487	156,706
Other long term liabilities	7,588	25,380
Total liabilities	1,125,655	888,852
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 46,806,370 and 46,336,499 shares issued and outstanding, respectively	47	46
Additional paid-in capital	481,734	471,331
Accumulated other comprehensive income — foreign currency translation	(10,967)	(10,928)
Accumulated deficit	(647,404)	(609,451)
Total stockholders’ deficit	(176,590)	(149,002)
Total liabilities and stockholders’ deficit	$949,065	$739,850

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2019 AND JUNE 30, 2018

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018
	(Unaudited)	(Unaudited)
Service revenue	$134,789	$129,296
Operating expenses:
Network operations (including $226 and $232 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	54,407	54,379
Selling, general, and administrative (including $5,063 and $4,463 of equity-based compensation expense, respectively)	38,566	33,704
Depreciation and amortization	19,979	20,216
Total operating expenses	112,952	108,299
Gains on equipment transactions	185	357
Operating income	22,022	21,354
Interest income and other, net	1,753	189
Interest expense	(13,595)	(12,373)
Income before income taxes	10,180	9,170
Income tax provision	(3,044)	(2,618)
Net income	$7,136	$6,552

Comprehensive income:
Net income	$7,136	$6,552
Foreign currency translation adjustment	1,786	(6,198)
Comprehensive income	$8,922	$354

Net income per common share:
Basic net income per common share	$0.16	$0.15
Diluted net income per common share	$0.16	$0.14

Dividends declared per common share	$0.60	$0.52

Weighted-average common shares - basic	45,354,327	45,016,767

Weighted-average common shares - diluted	45,912,291	45,536,473

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND JUNE 30, 2018

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
	(Unaudited)	(Unaudited)
Service revenue	$268,930	$258,002
Operating expenses:
Network operations (including $406 and $421 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	108,557	109,252
Selling, general, and administrative (including $8,318 and $8,058 of equity-based compensation expense, respectively)	74,427	67,227
Depreciation and amortization	40,240	40,004
Total operating expenses	223,224	216,483
Gains on equipment transactions	721	475
Operating income	46,427	41,994
Interest income and other, net	3,572	1,879
Interest expense	(27,051)	(24,780)
Income before income taxes	22,948	19,093
Income tax provision	(6,595)	(5,757)
Net income	$16,353	$13,336

Comprehensive income:
Net income	$16,353	$13,336
Foreign currency translation adjustment	(39)	(3,587)
Comprehensive income	$16,314	$9,749

Net income per common share:
Basic net income per common share	$0.36	$0.30
Diluted net income per common share	$0.36	$0.29

Dividends declared per common share	$1.18	$1.02

Weighted-average common shares - basic	45,349,397	45,011,616

Weighted-average common shares - diluted	45,838,918	45,456,831

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED JUNE 30, 2019 AND JUNE 30, 2018

(IN THOUSANDS)

	Three months Ended June 30, 2019	Three months Ended June 30, 2018
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$7,136	$6,552
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,977	20,216
Amortization of debt costs and premium	428	381
Equity-based compensation expense (net of amounts capitalized)	5,290	4,695
Gains — equipment transactions and other, net	(253)	46
Deferred income taxes	2,259	2,192
Changes in operating assets and liabilities:
Accounts receivable	(1,259)	(2,096)
Prepaid expenses and other current assets	(360)	582
Accounts payable, accrued liabilities and other long-term liabilities	7,866	(414)
Deposits and other assets	(452)	(883)
Net cash provided by operating activities	40,632	31,271
Cash flows from investing activities:
Purchases of property and equipment	(11,720)	(11,988)
Net cash used in investing activities	(11,720)	(11,988)
Cash flows from financing activities:
Dividends paid	(27,741)	(23,788)
Net proceeds from issuance of senior unsecured 2024 Euro Notes	152,128	—
Proceeds from exercises of stock options	746	705
Principal payments on installment payment agreement	(2,387)	(2,289)
Principal payments of capital lease obligations	(1,976)	(3,755)
Net cash provided by (used in) financing activities	120,770	(29,127)
Effect of exchange rates changes on cash	459	(1,900)
Net increase (decrease) in cash and cash equivalents	150,141	(11,744)
Cash and cash equivalents, beginning of period	259,138	236,026
Cash and cash equivalents, end of period	$409,279	$224,282

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND JUNE 30, 2018

(IN THOUSANDS)

	Six months Ended June 30, 2019	Six months Ended June 30, 2018
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$16,353	$13,336
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,240	40,004
Amortization of debt costs and premium	842	751
Equity-based compensation expense (net of amounts capitalized)	8,724	8,479
Gains — equipment transactions and other, net	(484)	(439)
Deferred income taxes	4,831	4,815
Changes in operating assets and liabilities:
Accounts receivable	1,005	(741)
Prepaid expenses and other current assets	(3,547)	(631)
Accounts payable, accrued liabilities and other long-term liabilities	5,088	(2,418)
Deposits and other assets	(3,783)	(1,706)
Net cash provided by operating activities	69,269	61,450
Cash flows from investing activities:
Purchases of property and equipment	(25,008)	(26,893)
Net cash used in investing activities	(25,008)	(26,893)
Cash flows from financing activities:
Dividends paid	(54,306)	(46,607)
Net proceeds from issuance of senior unsecured 2024 Euro Notes	152,128	—
Proceeds from exercises of stock options	919	1,002
Principal payments on installment payment agreement	(4,774)	(4,254)
Principal payments of capital lease obligations	(5,006)	(6,059)
Net cash provided by (used in) financing activities	88,961	(55,918)
Effect of exchange rates changes on cash	(36)	(1,368)
Net increase (decrease) in cash and cash equivalents	133,186	(22,729)
Cash and cash equivalents, beginning of period	276,093	247,011
Cash and cash equivalents, end of period	$409,279	$224,282

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our report on Form 10-Q for the quarter ended June 30, 2019 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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